Exhibit 10.28

Klovern

Fyrislund 6:6

Uppsala Business Park

Rental Contract for

Oasmia Pharmaceutical AB

Contract 7310-0003-02

Building 5 level 0

Klovern Uppsala Uppsala	Telephone: 018-490 30 90 www.klovern.se

Klovern	Rental Contract for space	Number: 7316-0003-02

Undersigned has this day drawn up the following rental contract:	A checkmark in this box means that the text following it is valid

Landlord	Name and address Klovern Efraim AB	ID number/organization number 556594-9855
Tenant	Name Oasmia Pharmaceutical AB	ID number/organization number 556332-6676
Mailing address 1 Vallon road, 75228, Uppsala
Space address	County: Uppsala	Property designation Fyrislund 6;6
Address Virdings Alle	Stair/building 5	Space number:
Use of space	The space and the associated spaces, unless otherwise noted, as it is to be used as:
Storage/warehouse
☐ The purpose of its use has been described more closely the attached specification.
Annex 1

Space condition

The space is rented out as is.

☐ A description of the condition of the space at the time of his contract as well as information on who will have dealt with and paid partially for the rectification of deficiencies, partially agreed upon changes resulting from attached inspection and measures protocols.

Annex
Space size and extent	Area type Warehouse	Level 0	ca m2 197	Area type	Level	ca m2

If the area proposed in the contract differs from the actual area the differential does not give the right for the tenant to be paid back or have rent lowered nor the landlord the right to raise the rent.

☐ The extent of the rented spaces has been marked on an attached plan(s).

Annex 2
☐ driveway for car for loading and unloading	☐ Place for sign	☐ Place for display cabinets/dispensers	☐ Parking spot(s) for ________car(s)	☐ Garage space for _____car(s)	☐ ________
Contract period	As of 05/01/2015	Until 01/31/2018
Notice period Extension period	Notice period for this contract will be in writing at least 9 months before the contract period termination. 9 months Otherwise the contract will be extended ☐ 3 year ☐ _________months

Rent	Sek See annex 1 per year excluding the additions marked below
Index clause	☐ Changes to the above stated rent occurs in accordance with the attached clause.		Annex 1
Property tax	☐ Property tax is reimbursed in accordance with attached property tax clause	☐ Included in rent	Annex 1
Supply of and	The landlord will supply
payment of	☐ Electricity ☐ Water ☐ Heat ☐ Hot water ☐ A/C ☐ Ventilation electricity, water,
heat, hot water,	Payment:
a/c and
ventilation	Electricity	☐ Tenant has own service	☐ Tenant pays in accordance with the attached costs of operation clause	☐ Included in rent	Annex 1
	Water	☐ Tenant has own service	☐ Tenant pays in accordance with the attached costs of operation clause	☐ Included in rent	Annex 1
	Heat	☐ Tenant has own service	☐ Tenant pays in accordance with the attached costs of operation clause	☐ Included in rent	Annex 1
	Hot water	☐ Tenant has own service	☐ Tenant pays in accordance with the attached costs of operation clause	☐ Included in rent	Annex 1
	A/C	☐ Tenant has own service	☐ Tenant pays in accordance with the attached costs of operation clause	☐ Included in rent	Annex 1
	Ventilation		☐ Tenant pays in accordance with the attached costs of operation clause	☐ Included in rent	Annex 1

Property owners of Sweden form 12B.2 prepared 2008 in consultation with SABO, Swedish Commerce and Business. Revised 2012 and 2014.
Signature
Reprint not authorized.

Klovern	Rental Contract for space	Number: 7316-0003-02

Undersigned has this day drawn up the following rental contract:	A checkmark in this box means that the text following it is valid

Meter	If the tenant has their own service according to the above and a meter is missing, the cost and installation of the meter supplied by: ☐ Landlord ☐ Tenant
Waste management

The landlord is responsible for both maintaining the space for the trash and arranging removal of the trash. The tenant is responsible for placing the trash in the intended bin in the intended place as well as, without compensation, participate in further trash sorting that the landlord can decide. For this the following applies:

☐ The tenant will be responsible for and pay for the removal of the trash that comes from the business that the tenant runs in the space. ~~(However it is the landlord’s responsibility to maintain trash bins and the required trash disposal space.)~~ The tenant agrees to sign and abide by a contract with a cleaning contractor for the disposal of trash.

☐ The tenant organizes removal of trash for several tenant’s businesses at the property. The tenant will in addition to paying rent to the landlord pay reimbursement for the tenant’s share of the cost of the removal. The space’s share of the cost will be _______ percent. The rent addition will as of the signing of this contract be ______ Sek per year.

☐ The cost for the removal of trash that originates from the business the tenant runs in the space is included in the rent.

☐ Other rules apply according to annex

Staircase cleaning	☒ Included in rent	☐ Arrangements and costs by the tenant	☐ Other rules according to attached annex	Annex 1
Snow plowing and sanding	☒ Included in rent	☐ Arrangements and costs by the tenant	☐ Other rules according to attached annex	Annex 1
Unpredictable costs

If after the signing of the contract unexpected costs arise for the property due to:

a.    Introduction or increasing of certain things for the property regarding taxes, fees, or charge from parliament, government, county or authority can decide,

b.    general rebuilding measures or similar for the property that not only covers the space and that the landlord is imposed to complete following a decision by the parliament, government, county or authority the tenant shall with effect from the onset cost increase provide compensation to the landlord for the accruing yearly increase in costs for the property.

The space share is 0.34 percent. If the share is not given it will be determined by the space rents (excluding VAT) in relation to those in at the property at the time of the cost increase (excluding eventual VAT). For spaces that are not rented out there will be an estimate of the market rent for the space.

With tax according to a) above VAT is not provided and property tax compensation insofar therefore is paid with the specific agreement above. Unpredictable costs means those costs that at the contracts signing had not been decided under a) and b) given instances. Compensation is paid in accordance to the below rules for rent payment.

Value added tax (VAT) The tenants VAT responsibility	☒ The tenant will run a VAT responsible business in the space. ☐ The tenant will not run a VAT responsible business in the space.

Landlord’s VAT responsibility

☒ The property owner/landlord is liable to pay taxes for VAT by renting out the space. The tenant shall in addition to rent pay the applicable VAT at every instance.

☐ If the property owner/landlord chooses to be liable for the VAT for the renting out of the space the tenant shall at every instance pay the applicable VAT

The VAT, which will be paid along with the rent, is calculated by the given rent amount at every given instance in accordance with the rules for VAT on rent in according to the rental contract outgoing additions and other compensations.

If the landlord as a result of the tenants independent action, for example complete subletting of the space or partial subletting (to own company) or transference, they will be adjustment obligated for the VAT in accordance with the agreements in the VAT law, the tenant will compensate the landlord fully for this lost deduction. The tenant will also reimburse for the lost deduction for incoming VAT on the running costs that arise from the tenant’s actions.

Rent payment	The rent is paid without demand for an advance at the latest the last business day before every ☒ Calendar quarter start by deposit into ☐ Calendar month start by deposit into		Postgiro number See rental contract	Bank account number See rental contract

Interest, rent reminder	At a late rent payment the tenant will both interest in accordance with the interest law and reimbursement for written payment reminders in accordance with the law on reimbursement for collection costs etc.
Environmental effects

The tenant will prior to moving into the space provide all the necessary permits for the business that the space is used. The business should be run in a way that it at every moment fulfills the applicable environmental laws and other environmental regulations. The tenant’s responsibility for the environmental effects are valid even after the tenant vacates the space and is not barred from the agreements in 12 chapter 61 § Land code.

☒ For further agreements regarding environmentally dangerous business, see attached environment clause.

☐ The parties have reached an agreement concerning mitigating properties and space effect on the environment, see green attachment

Annex 1

Annex

Building material declarations	If the tenant in accordance with the agreements in this contract or otherwise carry out maintenance, improvements, or changes to the space the tenant must give the landlord notice and provide building material declaration - so that it is worked out what products and material will be added to the space.
Revisions - inspections

If during one of the authorities revision inspections of the installation of electrical or sprinkler systems errors are found in the tenant’s installation, the tenant will at own cost perform the required actions within the timeframe that the authority has provided.

If the tenant has not completed the required fixes within the prescribed timeframe the landlord has the right to carry out the required fixes at the cost of the tenant.

Access to certain spaces	The tenant is responsible for the access to such spaces that the landlord or someone representing the landlord or personnel from the electric company, water company, telecom company or similar must have access to for the maintenance and running of the property and it must not be impeded by the running of the tenant’s business.
Property owners of Sweden form 12B.2 prepared 2008 in consultation with SABO, Swedish Commerce and Business. Revised 2012 and 2014.
Signature
Reprint not authorized.

Klovern	Rental Contract for space	Number: 7316-0003-02

Undersigned has this day drawn up the following rental contract:	A checkmark in this box means that the text following it is valid

PBL - fees	If the tenant, without the required building permits, other permits make changes to the space and the landlord as a result of this is required to issue building sanction fees or vite in accordance with the plan and building law (PBL), the tenant will reimburse the landlord the equal amount.
Fire protection	☒ The parties responsibilities towards each other in regards to the law for protection against accidents are regulated in the attached fire protection clause.		Annex 1
Authority demands	☐ Landlord ☒ Tenant	will at their own responsibility and at their own cost answer for those measures that the authority, court or insurance company with the support of current or future laws or agreements as of the move in date can demand in order for the space to be used for the intended purpose. The tenant will take council with the landlord prior to taking any action.
Interior	The space is rented out ☒ without specifics for the establishment intended interior	☐ with specifics for the establishment intended interior according to annex	Annex 1
Maintenance etc.	☐ The landlord shall perform and pay for the necessary maintenance for the spaces and from him the provided interior.	Although the tenant is responsible for Changing of light bulbs ☒ according to annex	Annex
	☐ The tenant will perform and pay for the required maintenance for the surface of floors, walls and ceiling along with interiors provided by the landlord.	The tenant’s maintenance obligations comprises beyond _____________________☐ according to annex	Annex
☒ other distributing of maintenance responsibility, see annex Annex 3
If the tenant puts aside their maintenance responsibility according to the above and does not in a timely fashion make corrections following a written appeal the landlord has the right to fulfill the requirement at the tenant’s expense.
Care, operation and alterations

If not otherwise agreed upon the landlord will take care of care, operation and maintenance of public and common areas.

☐ Other agreements regarding public and common areas

The tenant may not without the landlord’s written consent perform any interior and/or installation or alterations that directly affect load bearing structural components or important components for the function of the property or installations such as electrical, water and ventilation.

Installation such as sprinkler heads and devices for ventilation may not be built into the interior by the tenant so that the effect of those components worsens. The tenant will during any interior alterations make sure that the function of radiators and other heating elements are completely maintained.

Annex

Lines for telephones and computer communication

☐ Landlord ☒ Tenant

will pay for applicable running of lines for telephone and computer communication from the connection point the operator suggests to those places in the space that the tenant in conjunction with the landlord chooses.

☐ Other distribution of responsibility for telephone and computer communication, see annex.

Signs Awnings Windows Doors etc.	After council with the landlord, the tenant owns any signage put up for the business provided that the landlord has not refused and that the tenant has the required permits from the relevant authorities. Other devices such as awnings and antennas may not be put up without the landlord’s permission. When vacating the tenant will restore the facade to an acceptable condition.
During more extensive property maintenance, such as facade renovation, it is the responsibility of the tenant to at own expense and without reimbursement take down and put up any signage, awnings and antennas.
The landlord does not commit to put up dispensers and display cases on the outer walls of the tenant’s rented spaces without the tenant’s approval as well as giving the tenant the option of putting up dispensers and display cases on the walls in question.
☐ The tenant agrees to follow the attached sign program.
Annex 1

Insurance	It is up to the landlord to sign and maintain applicable property insurance for the property at which the rented out spaces are located. The tenant is responsible for signing and maintaining business insurance for the business being conducted in the space. Both the landlord’s and the tenant’s insurance should cover damages caused by a third party.
External influences

☐ Landlord         ☒ Tenant

Is responsible for damages to the spaces windows, storefronts, signs as well as entry and other doors or ports that lead to or from the space. In all cases the responsibility also includes frames and casings.

Locks	☐ Landlord ☒ Tenant will equip the spaces with those locks and alarm systems required by the tenant’s business insurance.
Decrease of rent Agreed upon condition etc. Regular maintenance	The tenant does not have a right for decreased rent during the time when the landlord is having work done to bring the space condition to the agreed upon state or other work that is especially mentioned in this contract with the attached annexes.
☐ Decrease of rent for obstacles or usufruct followed by the landlord allowing regular maintenance to be performed on the property in accordance with the rental law rules.
☐ The tenant does not have the right for decreased rent for obstacles or usufruct followed by the landlord allowing regular maintenance to be performed on the space or property in general. It does however fall on the landlord to give the tenant plenty of notice regarding the type of work to be done and the extent and when it will be performed.
☒ The parties have agreed regarding the right to have rent decreased when the landlord has regular maintenance performed to the space or the property which will be regulated by the attached special annex.
Annex 1

Property owners of Sweden form 12B.2 prepared 2008 in consultation with SABO, Swedish Commerce and Business. Revised 2012 and 2014.
Signature
Reprint not authorized.

Klovern	Rental Contract for space	Number: 7316-0003-02

Undersigned has this day drawn up the following rental contract:	A checkmark in this box means that the text following it is valid

Restoration after vacating

As soon as the contract has expired the tenant will, unless another agreement has been made, remove all their belongings and have restored the space to an acceptable condition.

☒ Other agreement regarding the removal and restoration according to annex.

The parties are in agreement that on the last day of the rental relationship perform an inspection of the space together. If as a result of the tenant’s actions, taken with or without the landlord’s approval, the space contains material, that are not a part of an agreement with the landlord is responsible for, the tenant will remove the material or reimburse the landlord for these costs for disposal as well as any eventual trash tax, transportation and fees for landfill or similar.

Annex 1
Force majeure	The landlord absolves itself from responsibility to complete their part of the contact and responsibility for reimbursing damages if his commitments are not at all or to an abnormally high cost can be fulfilled by war or riots, due to stoppage of work, blockade, fire, explosion or intervention from official authorities that the landlord is not in control of and could not predict.
Security

The tenant should provide the landlord at the latest ___________ with a deposit for their commitment according to this contract

☐   Guarantee                   ☐   Bank guarantee                 ☐   other form of deposit

______________________ ________________________ _____________________

If the agreed upon deposit is not provided by the allotted time this contract is void, if the landlord so requires before the move in.

Annex
Personal information law	☐ Information for the tenant regarding treatment of personal information and written consent, see attached personal information clause. (Does not apply when the tenant is a legal person.)	Annex
Special agreements	Special agreements	Annex 1
	Drawings	Annex 2
	List of limitations oversight, operation and maintenance	Annex 3

Signature	This contract, which may not be written without specific consent, has been written in two identical examples, both parties have theirs.

Previous contracts between the parties regarding this space ceases to be valid as of this contracts validation.
	City/date Upsala 01/15/2015		City/date Uppsala 01/__/2015
	Landlord’s name: Klovern Afraim AB		Tenant’s name: Oasmia Pharmaceutical AB
	Signature (Authorized signatory/representative)	☐ Authorized signatory ☒ Representative according to power of attorney	Signature (Authorized signatory/representative)	☒ Authorized signatory ☐ Representative according to power of attorney
	Printed name Kicki Werdenberg/Henrik Lirdley		Printed name Julian Aleksov
Transference Signature Landlord approval	The above rental contract is transferred as of ______________
	Departing tenant (name)		Incoming tenant (name)	Id number/organization number
	Signature (departing tenant)	☐ Authorized signatory ☐ Representative according to power of attorney	Signature (incoming tenant)	☐ Authorized signatory ☐ Representative according to power of attorney
	Printed name (departing tenant)		Printed name (incoming tenant)
	The landlord approves the transference City/date:		Signature (Authorized signatory/representative)	☐ Authorized signatory ☐ Representative according to power of attorney
	Landlord name:		Printed name (landlord/Authorized signatory)

Property owners of Sweden form 12B.2 prepared 2008 in consultation with SABO, Swedish Commerce and Business. Revised 2012 and 2014.
Signature
Reprint not authorized.

Annex 1

Klovern

Rental contract number: 7316-0003-02

Landlord: Klovern Efraim AB, organization number: 556594-9855

Tenant: Oasmia Pharmaceutical AB, organization number: 556332-6676

Special agreements

1.	Condition, size, extent and use

1.1. Space configuration and condition

The space and the adjoining rooms are rented in the current condition.

The tenants eventual desires for changes and/or additions with regard to the specific tenant adaption should be presented in writing to the landlord. The tenant will answer for the costs that come with the alterations. The parties will reach an agreement of how these costs will be paid prior to the alteration works commencement. The landlord can only approve those alterations and additions that can be carried out within the allotted completion time unless the parties reach an agreement about postponing the move in date.

1.2. Use of space

The space is rented out to be used for storage/warehouse without permanent workstations.

The space is being rented out for use as a cold room. It is of extreme importance to the landlord that the space is only used for this purpose.

Only with the landlord’s written consent can the rented space conduct other business or be used for something other than what is stated above.

1.3 Interior

The tenant can begin the interior work on the space as soon as the tenant has access to the space.

1.4 . Lines for telephone/computer communication

The tenant is responsible for the necessary running of lines for computer communication inside the space and between the different rooms the tenant is renting.

The landlord owns the property fiber net that connects the buildings from the incoming delivery point in building 12. The tenant can rent fiber couplings to connect the buildings. This will be drawn up in a special contract for separate payment.

1.5. Operation

The properties base installations regarding ventilation and eventually air conditioning, that the landlord maintains is normally being run between 08.00 and 17.00 on weekdays. For the cold room there is continous operation.

When the above is turned off during regular office hours due to maintenance and rebuilding work the landlord will give the tenant plenty of notice.

7316-0003-02 Special agreements annex 1
Page 1 (6)	Signature landlord / tenant

Klovern

Annex 1

If the tenant wants ventilation and eventually air conditioning, it will be provided for the time listed above and the cost will debited the tenant equivalent to the landlord’s costs.

1.6. Maintenance

The landlord is responsible for exterior maintenance of the building as well as maintenance of the properties base installations related to heating, air conditioning, electricity, ventilation and sanitation.

The tenant is responsible for maintenance of all surfaces, own installations, locks and alarm systems, blinds and other shading as well as maintenance of their own and the landlord’s provided interiors and equipment in the space. Included in maintenance are those things that routinely need replacement.

Further the tenant is responsible for maintenance and inspection of passages, fire alarms and burglar alarms.

1.8. Environment

The tenant will besides following the rulings in the Environmental Code (1998:808) inform the landlord if they are operating any health and environmentally hazardous business as well as observations concerning the property that could be of importance for the environment and health.

The tenant will during the rental period follow the instructions that the landlord has left regarding the handling of waste, hazardous waste and chemical products. The tenant will consult with the landlord regarding choice of material, technical equipment for permanent installation, rebuilding etc. which occurs under the tenant’s care as well as provide the landlord with the necessary environmental information.

The tenant is responsible for the refrigeration facilities that the tenant uses in their business meeting the requirements such as the environmental code and with the support of the environmental code imposed issued regulations. this means among other things that the tenant is responsible for these equipments and see to it that they follow the rules for reporting, yearly control, and reporting to authorities. The tenant is also responsible for maintenance, eventual substitution, new installation of refrigeration facilities etc and reporting it.

The tenant may not store products or material in the space that with careless handling could result in injury to person or property, or that could lead to an increased insurance premium for the property owner’s property insurance or have significant impact on the validity of the insurance coverage or extent. The tenant is responsible for all costs that could arise for the landlord through the tenant’s failure to follow the demands that follow the environmental code’s decisions or this contract.

2. Rent and additions to rent

2.1. Rent and index

The base rent is 200,000 Sek per year. The base rent will be regulated yearly on January 1 when the rent will be increased proportionally with the change that the Statistics Central Agency consumer price index (total index with years 1980 =100) has carried out.

For the decision of the change in the consumer pricing index it is compared to the index number for the month of October 2014 (2014 = base index) with the index number for the month of October each of the following years.

If the index number is lower than before the addition will be unchanged.

2.2. Heating

The tenant will as an addition to the rent reimburse for the space’s share of the properties actual cost for heating with a surcharge regarding costs for operating, care and administration (currently 10%). The cost will be debited preliminarily with 12,805 Sek per year. Heat is debited for 197 square meters.

7316-0003-02
Page 2 (6)	Signature landlord/tenant

Settlement occurs yearly after the fact. Preliminary debiting for year two and forward will begin with the same amount that the cost increased from the previous year.

2.3. Electricity

The tenant will in addition to rent pay reimbursement for the space’s share of the properties costs for electricity. The cost is debited with 7,880 Sek per year. Electricity is debited for 197 square meters.

The cost of electricity will increase proportionally with the change in the Statistics Central Agency index 04.5.1 electricity. The base month and other conditions follow point 2.1 in these special agreements.

2.4. Ventilation

The tenant will in addition to rent pay reimbursement for air conditioning with 3,546 Sek per year. Air conditioning is debited for 197 square meters. The costs for ventilation will 100 % be regulated in accordance with the Statistics Central Agency index 04.5.1 electricity. The base month and other conditions are the same as in point 2.1 in these special agreements. Extra debiting will occur if the tenant requests extended operation time in accordance with point 1. of this contract.

2.5. Water and sewage

The tenant will in addition to the rent pay reimbursement for the space’s water consumption with 1,397 Sek per year. The water cost will increase proportionally with the change in Statistics Central Agency consumer pricing index (total index 1980 = 100) and on the conditions that otherwise follow point 2.1 in these special agreements.

2.6. Packaging and trash pickup

Packaging and trash pickup is secured by and paid for by the tenant.

It is the responsibility of the tenant to answer for and pay for collection, sorting, storage and transportation of the tenants recurring trash and other trash including hazardous waste if that waste is not handled at the environment station.

2.7 Property tax

The tenant will in addition to the rent pay reimbursement for the space’s share at every instance of outgoing tax for the assessed unit the space belongs to. The share is calculated the same as rent including the additions that come out of the space divided but the total space rents, excluding garage, in the property. The tenant’s share is 0.34%.

According to the rules that are valid at the sighing of the contract the reimbursement for the rental period is 6,501 Sek per year.

The tenant is aware that the taxation value can change during the rental period which results in a change of the property tax share of the space. The calculation model for the share amount is the same throughout the contract period.

If general or special property taxation occurs during the rental period due to property tax changes the tenant will pay the preliminarily calculated property tax that is owed by the space. As soon as a new property taxation happens, the difference between the new property tax for the space and what was debited from the tenant will be regulated between the parties.

7316-0003-02 Special agreements annex 1
Page 3 (6)	Signature landlord / tenant

KLOVERN

Annex 1

3. Other agreements

3.1. Move in day

The rental period is counted and rent begins as of the move in day when the tenant has the right to enter the space. Deviations from the given move in day can occur. The tenant understands that this will not cause consequences other than that the move in day and thereby the rent payment be moved to a time after the stated day.

If the move in date is postponed and this leads to the rental period being less than three (3) years both parties are in agreement that there will be additions according to the applicable index, reimbursement for property tax and/or eventual reimbursement for ground rent shall be paid, in spite of the agreements in 19 § rental law.

The tenant commits to accept the eventual provisional facilities necessary adjustment work for ventilation etc which is normal in relation to a move in and even after the space is being used. The tenant does not have the right to have rent decreased for the obstacles or usufruct resulting from such work.

3.2 Right to decrease of rent

The tenant does not have the right to fave rent decreased due to obstacles or usufruct as a result of the landlord allowing regular maintenance to be performed or normal rebuilding of the rented spaces or the property in general. It is however the responsibility of the landlord to give the tenant plenty of notice regarding the type of work to be performed as well as when and where it will occur. The landlord will ensure minimal disturbances to the tenant when this work is being performed.

Temporary stoppage in the provision of water, sewage, heat, ventilation or similar does not give the right for decreased rent or payment of damages.

3.3. Rebuilding etc during the rental period

If the tenant wants to make changes to the space during the rental period is required the landlord has had the opportunity to vet and give written approval for the drawings and the entrepreneur that the tenant has hired. If the landlord gives his approval it is also the tenant’s responsibility to make sure building permits and other necessary permits prior to the commencement of the rebuilding work as well as making sure the work is done with union workers and in accordance with the laws, norms and regulations. The tenant will give the landlord plenty of notice before the work has begun as well as informing the other tenants within the property of the timetable for the work and its extent.

The tenant will answer for any eventual claims for compensation from the other tenants because of the measures taken in the space.

The tenant will answer for all the costs in connection to the measures. The tenant is responsible for insuring that the actions do not damage the building and will be responsible for the increased operating costs that may follow as a result of the tenant’s rebuilding.

In the event that the mention work affects the space’s plan and/or the properties technical facilities the tenant will be responsible for the costs of changes to the properties related documents.

It is the tenant’s responsibility to call for the final inspection when the rebuilding and interior work inside the space performed by the tenant are finished. The tenant is responsible for the approved final inspection as well as making sure the inspector is approved by the landlord beforehand. The landlord will be called in for the final inspection. The tenant will make sure that the landlord obtains the protocol from the the approved final inspection.

7316-0003-02 Special agreements annex 1
Page 4 (6)	Signature landlord / tenant

KLOVERN

Annex 1

3.4. Fire protection

According to the law regarding protection against accidents the following as applicable:

The owner of the property is responsible for providing a written description of the fire protection to the community at the property or facility. The tenant is responsible for providing the landlord with the information needed for him to complete his description responsibility.

The landlord and tenant will at the behest of the other provide the information required for him to complete their responsibility according to the law.

During rebuilding or changes to the space which carries with it changes to the fire protection the tenant is to inform the tenant in writing so the he can, at the expense of the tenant, revise the properties fire documentation.

The tenant is responsible for maintenance of the space’s escape routes, signage, and fire doors as well as that all the fire cell boundaries and sprinkler effects aren’t broken. The tenant is responsible for the fire extinguishers located in the space. Whichever party is responsible for breaking through the fire cell boundaries with a pipe or other things is responsible to make sure the fire seal is performed.

3.5. Transference and subletting of the tenancy

The tenant is not allowed to transfer the tenancy, sublet the entire space or let anyone else operate a business in the space without the landlord's written consent ot with the permission of the renters association.

If approval is given then special additions to the rental contract will be revised with the conditions among other things that the tenant applies for voluntary VAT registration for subletters.

3.6. Responsibility for damages to the property

The tenant is responsible for damages for all the windows, doors, addict hatches, flagpoles, satellite dishes, antennas and the likes.

In addition to what results from chapter 12 chapter 24 § Land Code the tenant is responsible for all damages that occur within the property, through carelessness or negligence by the tenant’s personnel, someone visiting him, customers, someone else he has let into the space, the one who transports goods to the tenant or someone within the property who performs work for the tenant.

3.7 Signs

The tenant does not have the right for a free signage spot. If a special signage spot can be offered then a special signage spot contract will be drawn up.

3.8 Pawning

The tenant does not have the right to pawn or transfer the space collateral or any reason.

3.9 Actions when vacating

The the rental relationship is completed the tenant is to hand over all passcards and keys that belong to the property even if these were obtained by the tenant. If keys have been lost and this leads to the properties perimeter locks needing to be changed, the tenant is responsible for the costs of the exchange of the properties perimeter. The tenant will at own cost bring all his properties and installations that belong to him. The space should be well cleaned and the tenant shall, unless otherwise agreed upon, restore the space to the landlord’s acceptable condition. The tenant will also repair eventual damage to the building that the landlord should not have to pay for.

Otherwise the landlord has the right to, at the tenant’s expense, have the space cleaned and restored to the landlord’s acceptable condition.

7316-0003-02 Special agreements annex 1
Page 5 (6)	Signature landlord / tenant

KLOVERN

Annex 1

3.10 Side contracts

If this contract ceases to be valid and there is, in addition to the rental contract, another contract between the parties that refers a utility that has immediate connection and use of the space and is of lesser importance compared to this, for example signage spot contract, garage, contract for parking spaces etc they will cease at the same time as the rental contract.

3.11. Registration proof

The tenant will notify the landlord regarding all changes to the company that include:

-	Change of director
-	Name change
-	Change of authorized signatory

The notification shall be in writing with the tenant sending a new general proof/registration proof or alternatively the change proof to the landlord where the changes have occurred.

3.12. Validity

Readying of the space for the tenants purpose can begin as soon as the contract is signed by both parties.

3.12. Changes to contract conditions

All changes and additions to this rental contract will be in writing and signed by both parties in order to be valid.

3.13. Priority between the contract documents

If there are contradicting information in this contract then the following priority order will be valid between the documents:

1.	Special agreements Annex 1 (This Annex)
2.	Main contract (SFF’s form 12 B.2)
3.	Annex [2] (Drawings)
4.	Annex [3] (Demarcation list)

7316-0003-02 Special agreements annex 1
Page 6 (6)	Signature landlord / tenant

KLOVERN

Rental contract number: 7316-0003-02	Annex 3
Landlord: Klovern Efraim AB
Tenant: Oasmia Pharmaceutical AB

Division of maintenance responsibility and investments

The demarcation list regulates responsibility and role division between the tenant and landlord in the administration (operation and maintenance). If deviations occur from this list during the rental period, this will be documented.

Abbreviations and designations:

F	Measure that is secured and paid for by the landlord/property owner.

HG	Measure that is secured and paid for by the tenant.
Operation	Continuous oversight and applicable measures, for example cleaning etc.
Maintenance	Repairs, maintenance, service agreements and the likes.
Exchange	Change of a whole building section or installation due to wear and tear.
Owner	Owner of building section, installation or the likes.
Space	The object of rental described in the contract.

	Operation	Maintenance	Exchange	Owner	Notes
Property, land	F	F	F	F

Building
Part of building that is not a part of the space	F	F	F	F
Doors, gates, entrances to the space	HG	HG	F	F
Automatics for doors and gates to the space	HG	HG	HG	F
Windows	HG	F	F	F	Even exterior wash
Existing exterior shading	HG	HG	F	F
Interior shading (even between glass)	HG	HG	HG	F
Signage specifically for the HG	HG	HG	HG	HG	Permit from F is required
Lock systems	HG	HG	HG	F	1
Interior doors including pressure, cylinder and eventual electric strikes	HG	HG	F	F
Internal lift tables	HG	HG	F	F
Surface - interior walls	HG	HG	F	F
-floors interior	HG	HG	F	F
-Ceiling interior	HG	HG	F	F
Folding walls	HG	HG	F	F
A/V equipment	HG	HG	HG	HG
Installed appliances	HG	HG	F	F
Installed appliances with plugs	HG	HG	HG	F

Annex 4, Demarcation list
Page 1	Signature landlord/tenant

	Operation	Maintenance	Exchange	Owner	Notes
Signage other than for fire protection	HG	HG	HG	HG

VVS, ventilation and A/C
Pumps	F	F	F	F	2
Floor drains and water locks	HG	F	F	F
Center A/C unit, A/C	F	F	F	F
Chillers, business related	HG	HG	HG	HG
Sanitation goods	HG	F	F	F
Water lines/sewage lines	F	F	F	F
Faucets and thermostats	HG	F	F	F
Installed appliances with plugs	HG	HG	HG	F
Fans	F	F	F	F	2
Ventilators	F	F	F	F
Filter (for air treatment)	F	F	F	F
Heat management system	F	F	F	F
Radiator ventilator	HG	F	F	F

Electrical equipment/machines
Lamps and fluorescent	HG	HG	HG	F
Circuit breakers in the space, regular testing of residual current device	HG	F	F	F
Fuses	HG	HG	HG	F
Luminaires permanent/general lighting	HG	HG	F	F
Electrical conduits, down rods	HG	F	F	F
Electrical outlets	HG	HG	F	F
Backup power/UPS	HG	HG	HG	HG

Alarm
Panic alarm, burglar alarm	HG	HG	HG	HG	Taken down at move out
Technical function alarm property	F	F	F	F
Anti theft devices	HG	HG	HG	F

Tele
Network for computer and telephone	HG	HG	HG	F	3
Telephones/switchboard	HG	HG	HG	HG	3
Antenna system just for the space	HG	HG	HG	F
MATV center	F	F	F	F

Responsibility division regarding self monitoring and maintenance of fire protection equipment within the space
Automatic fire alarm system	F	F	F	F	Denote if it exists
Evacuation alarm specifically for the space	HG	F	F	F	Denote if it exists
Sprinkler	F	F	F	F	Denote if it exists
Indoor fire hydrants	F	F	F	F
Fire extinguishers	HG	HG	HG	HG
Fire ventilation hatches/Fire gas vent	F	F	F	F
Doors in fire cell borders	HG	HG	F	F
Fire cell borders (seals etc)	HG	F	F	F	Change is made by the changing party

Annex 4, Demarcation list
Page 2	Signature landlord/tenant

	Operation	Maintenance	Exchange	Owner	Notes
Escape routes, free passage	HG	-	-	-
Guiding markings	HG	HG	F	F
Emergency lighting	HG	HG	F	F
Shelter signs	HG	HG	F	F
Fire protection of load bearing column	HG	HG	F	F
Surface fire grade	HG	HG	F	F
HG’s fire load exterior environment	HG	-	-	-
Handling of flammable material, business	HG	-	-	-
Systematic fire protection work	HG/F	HG/F	-	-
Evacuation plan space	HG	HG	HG	-

Notes

1.	If HG or his insurance company demands a lock system other than what is installed, HG has the responsibility to change it.
2.	Referring to operation of the property. For installation/set up specific for the tenant’s business the tenant is responsible for operation, maintenance and exchange even if the installation/setup was already in the space when the rental period began.
3.	The tenant is also responsible for and pays for installation at move in.

General:

If damage occurs due to the tenant’s business the responsibility for measures/exchange is with the tenant. This also applies if the damage occurs to the building or land/land development outside the space.

Annex 4, Demarcation list
Page 3	Signatures landlord/tenant